UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 27, 2010

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Cliffs Natural Resources Inc. published a news release dated July 27, 2010 as follows:

Cliffs Natural Resources Increases Ownership of Spider to 85%, Intends To Proceed With Going Private Transaction
To Buy The Remainder

CLEVELAND – July 27, 2010 – Cliffs Natural Resources Inc. (NYSE: CLF) (Paris: CLF) announced today that it has increased its ownership of Spider Resources Inc. ("Spider") (TSXV: SPQ) to 85% after taking up and paying for an additional 22.2 million Spider shares validly tendered to its offer (the "Offer") that expired on July 26, 2010.

Cliffs intends to proceed with a going private amalgamation transaction to acquire the remaining shares of Spider according to the provisions of the applicable corporate and securities laws. Cliffs expects that this transaction will be completed in the fourth quarter of 2010.

Spider has a total of 660,683,773 shares outstanding, calculated on a fully-diluted basis, according to the latest information from Spider. Cliffs currently owns 561,283,742 shares, up from 539,119,126 shares or approximately 82% on July 16, 2010. The price under the expired Offer was Cdn.$0.19 per Spider share, implying a total equity value for Spider of Cdn.$125.5 million.

Spider shareholders, banks and brokers with questions regarding the squeeze-out transaction process should contact Georgeson, Cliffs’ information agent, toll free at 1-866-656-4120. Georgeson can also be contacted via email at askus@georgeson.com.

To be added to Cliffs Natural Resources’ e-mail distribution list, please click on the link below:
http://www.cpg-llc.com/clearsite/clf/emailoptin.html.

ABOUT CLIFFS NATURAL RESOURCES INC.
Cliffs Natural Resources Inc. is an international mining and natural resources company. A member of the S&P 500 Index, we are the largest producer of iron ore pellets in North America, a major supplier of direct-shipping lump and fines iron ore out of Australia and a significant producer of metallurgical coal. With core values of environmental and capital stewardship, our colleagues across the globe endeavor to provide all stakeholders operating and financial transparency as embodied in the Global Reporting Initiative (GRI) framework. Our Company is organized through three geographic business units:

The North American business unit is comprised of six iron ore mines owned or managed in Michigan, Minnesota and Canada and two coking coal mining complexes located in West Virginia and Alabama. The Asia Pacific business unit is comprised of two iron ore mining complexes in Western Australia and a 45% economic interest in a coking and thermal coal mine in Queensland, Australia. The Latin America business unit includes a 30% interest in the Amapá Project, an iron ore project in the state of Amapá in Brazil.

Other projects under development include a biomass production plant in Michigan and Ring of Fire chromite properties in Ontario, Canada. Over recent years, Cliffs has been executing a strategy designed to achieve scale in the mining industry and focused on serving the world's largest and fastest growing steel markets.

About Spider Resources Inc.
Spider Resources Inc. is the "Spark that set off the Ring of Fire". Spider, the Pioneer Explorer in the James Bay Region of Northern Ontario since 1993 was responsible for the discovery of eight kimberlites (1994-95), ten VMS occurrences, including two VMS deposits (2002-2006) and one chromite deposit (2006). Regional geophysical surveys and other exploration efforts as initially conducted by Spider formed the exploration data-set that led to the first discovery of chromite in the area in February 2006, in a peridotite intrusion, and about a year later led to the eventual discovery of additional chromite deposits and related magmatic massive sulphide nickel deposits by others. Spider Resources Inc. is a Tier 2 Canadian exploration company, quoted for trading on the TSX Venture Exchange under the symbol SPQ. Spider currently has 660,683,773 common shares outstanding, calculated on a fully-diluted basis. Spider has approximately $10.6 million in working capital at present of which approximately $1.8 million is restricted for flow through expenditures.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This news release contains predictive statements, including the structure and timing of any subsequent transactions that are intended to be made as "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although we believe that our forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties.

Actual results may differ materially from such statements for a variety of reasons. Factors that could impact actual results include the following: delays in Cliffs’ ability to effect any subsequent transaction; information subsequently obtained by Cliffs; changes in the general economic industry, regulatory or market conditions or in the business of Spider; currently unforeseen circumstances; demand for ferrochrome by global integrated steel producers; the impact of consolidation and rationalization in the steel industry; availability of capital equipment and component parts; availability of rail and float capacity; availability and cost of capital; ability to maintain adequate liquidity and access capital markets; events or circumstances that could impair or adversely impact the viability or value of the assets or businesses of Spider; inability to achieve expected production levels; reductions in current resource estimates; impacts of increasing governmental regulation, including failure to receive or maintain required environmental permits; problems with productivity, third-party contractors, labor disputes, disputes with indigenous tribes in the area, weather conditions, fluctuations in ore grade and changes in other cost factors, including energy costs and transportation.

Reference is also made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cliffs' website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.

News releases and other information on the Company are available on the Internet at:
http://www.cliffsnaturalresources.com or
www.cliffsnaturalresources.com/Investors/Pages/default.aspx?b=1041&1=1.

Follow Cliffs on Twitter at: http://twitter.com/CliffsIR.

SOURCE: Cliffs Natural Resources Inc.

INVESTOR AND FINANCIAL MEDIA CONTACTS:

Canada
Alan Bayless - Longview Communications Inc.
(604) 694-6035
abayless@longviewcomms.ca

United States - Europe
Steve Baisden
Director, Investor Relations and Corporate Communications
(216) 694-5280
steve.baisden@cliffsnr.com

Jessica Moran
Sr. Investor Relations Analyst
(216) 694-6532
jessica.moran@cliffsnr.com

Christine Dresch
Manager – Corporate Communications
(216) 694-4052
christine.dresch@cliffsnr.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

July 27, 2010	By:	Traci L. Forrester

Name: Traci L. Forrester
Title: Assistant Secretary